Exhibit 10.1

AMGEN INC.

AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN

Amgen Inc. has adopted this Amended and Restated 1996 Incentive Stock Plan (the “Plan”), effective as of April 1, 2006 (the “Restatement Date”). The Plan amends and restates in its entirety the Abgenix, Inc. Amended and Restated 1996 Incentive Stock Plan (the “Original Plan”).

ARTICLE I.

PROVISIONS APPLICABLE TO AWARDS GRANTED

PRIOR TO RESTATEMENT DATE

The following provisions of this Article I shall govern awards granted under the Plan prior to the effective time (the “Effective Time”) of the merger of Athletics Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Amgen Inc., a Delaware corporation, with and into Abgenix, Inc., a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of December 14, 2005:

1. Purposes of the Plan. The purposes of this Plan are: to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to Employees, Directors and Consultants; and to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Article I, Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Article I, Section 4 of the Plan.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Amgen Inc., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (the most recent day prior to the day of determination, if the day of determination is not a day on which reported sales and bids occurred), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means an agreement between the Company, as successor in interest to Abgenix, Inc., and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(u) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(v) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(w) “Parent” means (i) any parent corporation of the Company, as such term is defined in Section 424(e) of the Code, or (ii) any domestic eligible entity that is disregarded under Treasury Regulation Section 301.7701-3, as an entity separate from either (I) the Company or (II) any parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

(x) “Plan” means this Amended and Restated 1996 Stock Incentive Plan.

(y) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Article I, Section 10 of the Plan.

(z) “Restricted Stock Purchase Agreement” means a written agreement between the Company, as successor in interest to Abgenix, Inc., and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb) “Section 16(b)” means Section 16(b) of the Exchange Act.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of Common Stock, as adjusted in accordance with Article I, Section 12 of the Plan.

(ee) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Article I, Section 10 of the Plan, as evidenced by a Notice of Grant.

(ff) “Subsidiary” means (i) any subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or (ii) any domestic eligible entity that is disregarded under Treasury Regulation Section 301.7701-3, as an entity separate from either (I) the Company or (II) any subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Article I, Section 12 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Options or Stock Purchase Rights granted under the Plan before the Effective Time shall not exceed 423,242 Shares of the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under Article II of the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under Article II of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(iii) to institute an Option Exchange Program;

(iv) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vi) to modify or amend each Option or Stock Purchase Right (subject to Article I, subsection 18(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; provided, however, that the Board shall not have the power to reprice Options or Stock Purchase Rights once granted, except for adjustments resulting from a stock split, reverse stock split or similar change to the outstanding capital stock;

(vii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(ix) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Article I, subsection 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Article I, Section 12.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article I, Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds before stock is issued.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article I, Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Article I, Section 12 of the Plan.

11. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the

Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock

Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Qualified Domestic Relations Orders.

(a) Anything in the Plan to the contrary notwithstanding, rights under an Option or Stock Purchase Right may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms “Alternate Payee” and “QDRO” are defined in Article I, subsection 17(c) below.) The assignment of an Option or Stock Purchase Right to an Alternate

Payee pursuant to a QDRO shall not be treated as having caused a new grant. The transfer of an Incentive Stock Option to an Alternate Payee may, however, cause it to fail to qualify as an Incentive Stock Option. If an Option or Stock Purchase Right is assigned to an Alternate Payee, the Alternate Payee generally has the same rights as the grantee under the terms of the Plan; provided, however, that (i) the Option or Stock Purchase Right shall be subject to the same vesting terms and exercise period as if the Option or Stock Purchase Right were still held by the grantee, and (ii) an Alternate Payee may not transfer an Option or Stock Purchase Right.

(b) In the event of the Administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of an Option or Stock Purchase Right, transfer of the proceeds of the exercise of such Option or Stock Purchase Right, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the grantee and Alternate Payee. A grantee’s ability to exercise an Option or Stock Purchase Right may be barred if the Administrator receives a court order directing the Administrator not to permit exercise.

(c) The word “QDRO” as used in Article I of the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted an Option or Stock Purchase Right to an interest in such Option or Stock Purchase Right relating to marital property rights or support obligations and (ii) that the Administrator determines would be a “qualified domestic relations order,” as that term is defined in Section 414(p) of the Code and Section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in Section 3(3) of ERISA.

18. Amendment of Stock Awards.

(a) Rights and obligations under any Option or Stock Purchase Right granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option or Stock Purchase Right was granted and (ii) such person consents in writing.

(b) The Board at any time, and from time to time, may amend the terms of any one or more Option or Stock Purchase Right; provided, however, that the rights and obligations under any Option or Stock Purchase Right shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option or Stock Purchase Right was granted and (ii) such person consents in writing.

ARTICLE II.

PROVISIONS APPLICABLE TO AWARDS GRANTED

ON OR AFTER RESTATEMENT DATE

The following provisions of this Article II shall govern awards granted under the Plan after the Effective Time:

1. Purpose.

(a) The purpose of Article II of the Plan is to provide a means by which employees or directors of and consultants to Amgen Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in Article II, subsection 1(b), directly, or indirectly through Trusts (as defined in Article II, subsection 1(e)), may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

(b) The word “Affiliate” as used in Article II of the Plan means (i) any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (together with the regulations and other official guidance promulgated thereunder, the “Code”), or (ii) any domestic eligible entity that is disregarded under Treasury Regulation Section 301.7701-3, as an entity separate from either (I) the Company or (II) any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) The Company, by means of Article II of the Plan, seeks to retain the services of persons now employed by or serving as directors or consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights issued under Article II of the Plan shall, in the discretion of the Board of Directors of the Company (the “Board”) or any committee to which responsibility for administration of the Plan has been delegated pursuant to Article II, subsection 2(c), be either (i) stock options granted pursuant to Article II, Sections 5 or 6 hereof, including incentive stock options as that term is used in Section 422 of the Code (“Incentive Stock Options”), or options which do not qualify as Incentive Stock Options (“Nonqualified Stock Options”) (together hereinafter referred to as “Options”), or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Article II, Section 7 hereof (all such rights included in (i) and (ii), collectively “Stock Awards”).

(e) The word “Trust” as used in Article II of the Plan shall mean a trust created for the benefit of the employee, director or consultant, his or her spouse, or members of their immediate family. The word optionee shall mean the person to whom the option is granted or the employee, director or consultant for whose benefit the option is granted to a Trust, as the context shall require.

2. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in Article II, subsection 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonqualified Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Article II, Section 14.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). One or more of these members may be non-employee directors and outside directors, if required and as defined by the provisions of Article II, subsections 2(e) and 2(f). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (except amendment of any program adopted pursuant to Article II, Section 6 or any Non-Discretionary Director Awards granted thereunder shall only be by action taken by the Board or a committee of one or more members of the Board to which such authority has been specifically delegated by the Board), subject, however, to such resolutions, not inconsistent with the provisions of Article II of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything else in this Article II, subsection 2(c) to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant or amend such Stock Awards to all employees, directors or consultants or any portion or class thereof.

(d) Notwithstanding anything else in the Plan to the contrary, at any time the Board or the Committee may authorize by duly adopted resolution one or more Officers (as defined below) (each a “Delegated Officer”) to take the actions described in Article II, subsection 2(b)(i) of the Plan with respect to Options only, subject to, and within the limitations of, the express provisions of Article II of the Plan; provided, however, that a Delegated Officer shall not have the power to (1) grant any Options to himself, any non-employee director, consultant, Trust, other Delegated Officer or Officer, (2) determine the time or times when a person shall be permitted to purchase stock pursuant to the exercise of an Option (i.e., vesting), (3) determine the exercise price of an Option, or (4) grant any Option to a parent corporation of the Company, as defined in Section 424(e) of the Code. The resolution authorizing a Delegated Officer to act as such shall specify the total number of shares of Common Stock that a Delegated Officer may grant with respect to Options. The exercise price, which shall be not less than 100% of the closing price of the Common Stock of the Company as quoted on the NASDAQ system on the grant date, or in the Board or the Committee’s sole discretion, otherwise determined in accordance with applicable provisions of Code Section 409A (the “Option Fair Market Value”) and the time or times when a person shall be permitted to purchase stock pursuant to the exercise of an Option shall, however, be set by the Board or the Committee and not by a Delegated Officer to the extent required by Delaware General Corporation Law Section 157 or any other applicable law. The term “Officer” shall include any natural person who is elected as a corporate officer of the Company by the Board.

(e) The term “non-employee director” shall mean a member of the Board who (i) is not currently an officer of the Company or a parent or subsidiary of the Company (as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or an employee of the Company or a parent or subsidiary of the Company; (ii) does not receive compensation from the Company or a parent or subsidiary of the Company for services rendered in any capacity other than as a member of the Board (including a consultant) in an amount required to be disclosed to the Company’s stockholders under Rule 404 of Regulation S-K promulgated by the Securities and Exchange Commission (“Rule 404”); (iii) does not possess an interest in any other transaction required to be disclosed under Rule 404; or (iv) is not engaged in a business relationship required to be disclosed under Rule 404, as all of these provisions are interpreted by the Securities and Exchange Commission under Rule 16b-3 promulgated under the Exchange Act.

(f) The term “outside director,” as used in Article II of the Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to Article II, subsection 2(c), who is considered to be an “outside director” in accordance with the rules, regulations or interpretations of Section 162(m) of the Code.

(g) Any requirement that an administrator of the Plan be a “non-employee director” or “outside director” shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

3. Shares Subject to the Plan.

(a) Subject to the provisions of Article II, Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan after the Effective Time shall not exceed in the aggregate 536,804 shares of the Company’s common stock (the “Common Stock”), plus any forfeited shares and any shares which revert to and become available for issuance under Article II of the Plan pursuant to Article I, Section 3. For purposes of this Article II, subsection 3(a), “forfeited shares” means any shares issued pursuant to Stock Awards made under the Plan which are forfeited to the Company pursuant to the Stock Award’s terms and conditions; provided, however, that the term “forfeited shares” shall not include shares as to which the original recipient received any benefits of ownership (other than voting rights).

(b) If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under Article II of the Plan.

(c) For purposes of Article II, subsection 3(a), except as to forfeited shares, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance.

(d) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options (as defined by the Code) are exercisable for the first time by such optionee during any calendar year under all such plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Nonqualified Stock Option. Notwithstanding anything to the contrary, no Incentive Stock Options shall be granted under Article II of the Plan unless the Company’s stockholders approve the Plan within twelve (12) months after the Restatement Date.

4. Eligibility.

(a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted to employees

(including officers) or directors of or consultants to the Company or any Affiliate or to Trusts of any such employee, director or consultant. Notwithstanding any provision of the Plan to the contrary, no Stock Award may be granted to any person who is an employee or director of or consultant to the Company or its Affiliates (other than Abgenix, Inc. or any of its subsidiaries) on the Restatement Date.

(b) A director shall in no event be eligible for the benefits of the Plan (other than Non-Discretionary Director Awards, as defined in Article II, Section 6) unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board or the Committee in the selection of a director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to a director, the Plan complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. Notwithstanding the foregoing, the restrictions set forth in this Article II, subsection 4(b) shall not apply if the Board or Committee expressly declares that such restrictions shall not apply.

(c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

(d) Subject to the provisions of Article II, Section 11 relating to adjustments upon changes in Common Stock, no person shall be eligible to be granted Stock Awards covering more than 2,000,000 shares of Common Stock per person per calendar year.

5. Terms of Discretionary Stock Options.

An option granted pursuant to this Article II, Section 5 (a “Discretionary Stock Option”) shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) The exercise price of each Incentive Stock Option and each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Option Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board or the Committee, at the time of grant of the Option (A) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company’s reported earnings and valued at the fair market value on the date of exercise, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to Article II, subsection 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion, including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) An Option granted to a natural person shall be exercisable during the lifetime of such person only by such person, provided that such person during such person’s lifetime may designate a Trust to be such person’s beneficiary with respect to any Incentive Stock Options and with respect to any Nonqualified Stock Options, and such beneficiary shall, after the death of the person to whom the Option was granted, have all the rights that such person has while living, including the right to exercise the Option. In the absence of such designation, after the death of the person to whom the Option is granted, the Option shall be exercisable by the person or persons to whom the optionee’s rights under such Option pass by will or by the laws of descent and distribution.

(e) The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this Article II, subsection 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) The Company may require any optionee, or any person to whom an Option is transferred under Article II, subsection 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

(g) An Option shall terminate three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate, unless the Option by its term specifies either (i) that it shall terminate sooner than three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate; or (ii) that it may be exercised more than three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate. This Article II, subsection 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee’s employment or relationship as a consultant or director.

(h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of the optionee’s employment or relationship as a consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

(i) To the extent provided by the terms of an Option, each optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding.

6. Non-Discretionary Director Awards.

The Board may from time to time adopt award programs under the Plan providing for the grant of formula or non-discretionary Stock Awards to directors of the Company who are not employees of the Company or any Affiliate (“Non-Discretionary Director Awards”). The terms and conditions of any such program shall be established by the Board in its sole discretion, subject to the terms and conditions of the Plan.

7. Terms of Stock Bonuses and Purchases of Restricted Stock.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a) The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but the purchase price shall not be less than fifty percent (50%) of the fair market value of the Common Stock on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

(c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price of the Company from the sales proceeds before Common Stock is issued. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award Common Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d) Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e) In the event a person ceases to be an employee of or ceases to serve as a director or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

(f) To the extent provided by the terms of a stock bonus or restricted stock purchase agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the lapsing of a repurchase option in favor of the Company or vesting of a stock bonus or a restricted stock award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise deliverable to a participant as a result of the lapsing of a repurchase option in favor of the Company or the vesting of a stock bonus or a restricted stock award a number of shares having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the Company’s required minimum statutory withholding.

8. Covenants of the Company.

(a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. Use of Proceeds from Common Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

10. Miscellaneous.

(a) The Board or Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest. Each Discretionary Stock Option providing for vesting pursuant to Article II, subsection 5(e) may also provide that if the employee’s employment or a director’s or consultant’s affiliation with the Company or an

Affiliate of the Company is terminated by reason of death or disability, then the vesting schedule of Discretionary Stock Options granted to such employee, director or consultant or to the Trusts of such employee, director or consultant may be accelerated.

(b) Neither an optionee nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes hereof, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

(d) Notwithstanding any provision of the Plan to the contrary, the Board or the Committee shall have the power to condition the grant or vesting of stock bonuses and rights to purchase restricted stock under the Plan upon the attainment of performance goals, determined by the Board or the Committee in their respective sole discretion, with respect to any one or more of the following business criteria with respect to the Company, any Affiliate, any division, any operating unit or any product line: (i) return on capital, assets or equity, (ii) sales or revenue,

(iii) net income, (iv) cash flow, (v) earnings per share, (vi) adjusted earnings or adjusted net income as defined below, (vii) working capital, (vii) total shareholder return, (ix) economic value or (x) product development, research, in-licensing, out-licensing, litigation, human resources, information services, manufacturing, manufacturing capacity, production, inventory, site development, plant, building or facility development, government relations, product market share, mergers, acquisitions or sales of assets or subsidiaries. “Adjusted net income” and “adjusted earnings” shall mean net income or earnings, as the case may be, for the relevant performance period computed in accordance with accounting principles generally accepted in the U.S. which may be adjusted by the Committee, as specified in writing, for such performance period, at the time a performance goal is established for the performance period, for the following: (a) any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in the Company’s audited consolidated financial statements, (b) amortization expenses associated with acquired intangible assets, (c) expenses associated with acquired in-process research and development and (d) any other items of significant income or expense which are determined to be appropriate adjustments and are specified in writing by the Committee at the time the goal is established for the performance period. With respect to any stock bonuses or rights to purchase restricted stock granted to persons who are or who may be “covered employees” within the meaning of Section 162(m) of the Code, the Board or the Committee shall have the power to grant such awards upon terms and conditions that qualify such awards as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Stock bonuses and rights to purchase restricted stock made in accordance with this Article II, subsection 10(d) shall contain the terms and conditions of Article II, Section 7 above.

11. Adjustments upon Changes in Common Stock.

If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, the maximum number of shares which may be granted to a participant in a calendar year, the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards, and the number of shares of Common Stock to be granted as Non-Discretionary Director Awards, if any. Such adjustment shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration”.) The Board or the Committee, in its sole discretion, may accomplish any such adjustment in a manner calculated not to constitute a “modification” of any such Stock Awards (within the meaning of Code Section 409A) that would cause any such Stock Award to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A).

12. Change of Control.

(a) Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control (as hereinafter defined), then, to the extent permitted by applicable law: (i) the time during which Stock Awards become vested shall automatically be accelerated so that the unvested portions of all Stock Awards shall be vested prior to the Change in Control and (ii) the time during which the Options may be exercised shall automatically be accelerated to prior to the Change in Control. Upon and following the acceleration of the vesting and exercise periods, at the election of the holder of the Stock Award, the Stock Award may be: (x) exercised (with respect to Options) or, if the surviving or acquiring corporation agrees to assume the Stock Awards or substitute similar stock awards, (y) assumed; or (z) replaced with substitute stock awards. Options not exercised, substituted or assumed prior to or upon the Change in Control shall be terminated. The Board or the Committee, in its sole discretion, may cause any such assumption or substitution to be conducted in a manner so as not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any such Stock Award that would cause any such Stock Award to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A).

(b) For purposes of Article II of the Plan, a “Change of Control” shall be deemed to have occurred at any of the following times:

(i) upon the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) at the time individuals who, as of the Restatement Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Restatement Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of Article II of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(iv) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

13. Qualified Domestic Relations Orders.

(a) Anything in the Plan to the contrary notwithstanding, rights under Stock Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms “Alternate Payee” and “QDRO” are defined in Article II, subsection 13(c) below.) The assignment of a Stock Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. The transfer of an Incentive Stock Option to an Alternate Payee may, however, cause it to fail to qualify as an Incentive Stock Option. If a Stock Award is assigned to an Alternate Payee, the Alternate Payee generally has the same rights as the grantee under the terms of the Plan; provided, however, that (i) the Stock Award shall be subject to the same vesting terms and exercise period as if the Stock Award were still held by the grantee, and (ii) an Alternate Payee may not transfer a Stock Award.

(b) In the event of the Plan administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of a Stock Award, transfer of the proceeds of the exercise of such Stock Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the grantee and Alternate Payee. A grantee’s ability to exercise a Stock Award may be barred if the Plan administrator receives a court order directing the Plan administrator not to permit exercise.

(c) The word “QDRO” as used in Article II of the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted a Stock Award to an interest in such Stock Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a “qualified domestic relations order,” as that term is defined in Section 414(p) of the Code and Section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in Section 3(3) of ERISA.

14. Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Article II, Section 11 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) increase the number of shares reserved for Stock Awards under the Plan;

(ii) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

(iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.

(d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

(e) Any amendment of the Plan may be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any Stock Awards that would cause such Stock Awards to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A). Notwithstanding the foregoing, if at any time the Board or the Committee determines that any Stock Award may be subject to Code Section 409A, the Board or the Committee shall have the right, in its sole discretion, and without a Participant’s prior consent to amend the Plan or any Stock Award as it may determine is necessary or desirable either for the Plan and Stock Awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the Stock Awards.

15. Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 16, 2006. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16. Code Section 409A.

Except as may be expressly provided with respect to any Stock Award granted under the Plan, the Plan and the Stock Awards are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A, but rather are intended to be exempt from the application of Code Section 409A. To the extent that the Plan and/or Stock Awards are nevertheless deemed to be subject to Code Section 409A, the Plan and Stock Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the grant of any Stock Award. Notwithstanding any provision of the Plan or any Stock Award to the contrary, in the event that the Committee determines that any Stock Award may be or become subject to Code Section 409A, the Committee may adopt such amendments to the Plan and the affected Stock Award (as described above) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and any Stock Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (b) comply with the requirements of Code Section 409A.